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                                                  Exhibit (1) (a)

                    ARTICLES OF INCORPORATION

                               of

                       SEQUOIA FUND, INC.

                   __________________________

         FIRST:    (1)  The name of the incorporator is Barry
Fink.

                   (2) The incorporator's post office address is 63 Wall Street, New York, New York 10005.

                   (3)  The incorporator is over eighteen years
of age.

                   (4)  The incorporator is forming the
corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND:   The name of the corporation (hereinafter
called the "Corporation") is Sequoia Fund, Inc.

         THIRD:    The purposes for which the Corporation is
formed are:

         (a) to constitute and carry on the business of an investment company and engage in the business of holding, investing, reinvesting or otherwise placing the funds of the Corporation in securities (as defined herein); to acquire securities through purchase, exchange, subscription, or otherwise, and to dispose of and to exercise all rights, powers and privileges with reference to such business or incident to ownership, use and enjoyment of such funds or of securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, or otherwise deal with, dispose of, use, exercise or enjoy any right, title, interest, power or privilege under or with reference to any securities owned or held, including the payment of any assessments, subscriptions and other sums of money the Corporation may deem to be expedient for the protection of its interest as owner or holder of such securities and the right to transfer and convey any of such securities to one or more persons, firms, associations, corporations, trusts or other entities subject to voting trusts or other agreements placing in such persons voting or other powers in respect of such securities; to invest or utilize the proceeds, interest,



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dividends or other returns from any of its investments or
activities in such manner as is consistent with the business, purposes or objects of the Corporation; and to do any and all acts and things which the Corporation may deem to be expedient for the preservation, protection, improvement and enhancement of the value of such securities. As used in these Articles of Incorporation, the term "securities" shall include, without limiting the generality thereof, stocks, shares, bonds, debentures, notes, mortgages and other evidences of indebtedness or obligations, and any certificates, receipts, warrants or other instruments evidencing or representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets created or issued by any persons, firms, associations, corporations, trusts, syndicates, combinations, organizations, governments or subdivisions thereof (including instrumentalities and agencies of any such government or subdivision), and other entities whether domestic or foreign;

         (b) to conduct research and investigations in respect of securities, organizations, businesses and general business conditions, in the United States of America and elsewhere, to secure information pertinent to the investment and employment of the assets and funds of the Corporation, to procure any or all of the foregoing to be done by others as independent contractors, and to pay compensation therefor;

         (c) to conduct business in the State of Maryland and in other states or territories of the United States of America and in foreign countries, and to have one or more offices with in or without the State of Maryland;

         (d) to purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock and other of its securities in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, provided that shares of its capital stock owned by the Corporation shall not be voted upon directly or indirectly;

         (e) to carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do;

         (f) to have and exercise all of the powers and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and


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         (g)  to do any and all such further acts and things and
to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the attainment or advancement of the foregoing purposes and objects.

         The foregoing objects and purposes shall be construed also as powers, but the foregoing enumeration of specific objects, purposes and powers shall not be held to limit or restrict in any manner the powers of the Corporation, but shall be in furtherance of, and in addition to, and not in limitation of, the general powers now or hereafter conferred on the Corporation by the laws of the State of Maryland. Only the business for which a corporation may be formed under the laws of the State of Maryland may be conducted by the Corporation.

         Except where otherwise expressly specified herein, the objects, purposes and powers specified in any of the foregoing provisions shall not in any wise be limited or restricted by reference to, or inference from, the terms of any other provision of these Articles of Incorporation, but the objects, purposes and powers, specified in each of the provisions of this Article THIRD shall be regarded as independent objects, purposes and powers.

         FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is First
Maryland Building, Floor 10A, Suite 1006, Baltimore, Maryland
21201, in care of The Corporation Trust, Incorporated.

         The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, First Maryland
Building, Floor 10A, Suite 1006, 25 South Charles Street,
Baltimore, Maryland 21201.

         FIFTH:    The total number of shares of capital stock
which the Corporation shall have authority to issue is ten million (10,000,000), all of which shall be of one class and shall be Common Stock of the par value of ten cents ($.10) per share, having an aggregate par value of One Million Dollars ($1,000,000). Such shares and the holders thereof shall be subject to the following provisions:

         (a) No transfer or registration of transfer of such shares may be effected without the consent of the Corporation thereto.

         (b) In addition to and without limitation of the provisions of the foregoing paragraph (a) of this Article, to the extent permitted by law, the Corporation in its sole and absolute discretion, acting by its Board of Directors or any officer or officers designated by the Board of Directors, upon presentation


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for transfer of any certificate evidencing Common Stock of the
Corporation, may purchase for the Corporation, without prior notice, the share or shares of Common Stock represented by such certificate by paying therefor a sum in cash equal to the net asset value of such share or shares computed in accordance with Article NINTH hereof.

         (c) Each holder of Common Stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of Common Stock standing in the name of such holder on the books of the Corporation, at a price per share equal to the net asset value per share computed in accordance with Article NINTH hereof.

         (d) Payment of the net asset value Of Common Stock of the Corporation surrendered to it for redemption shall be made by the Corporation in cash within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of Common Stock of the Corporation to redeem such shares of Common Stock and may postpone the right of such holders to receive payment for any shares surrendered (i) for any period during which the New York Stock Exchange is closed other than customary week-end and holiday closings or during which trading on the New York Stock Exchange is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto; (ii) for any period during which an emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

         (e) The right of any holder of Common Stock of the Corporation purchased or redeemed by the Corporation as provided in paragraphs (b) and (c) of this Article FIFTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the purchase or redemption price of such shares from the Corporation or its designated agent in cash, and (ii) any dividend or other distribution to which such bolder has previously become entitled


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as the record holder of such shares on the record date for such dividend or other distribution.

         (f) In the absence of any specification as to the purpose for which such shares of Common Stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of authorized shares of Common Stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

         (g) No holder of any shares of Common Stock of the Corporation shall be entitled as of right to subscribe for purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of Common Stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and an such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

         SIXTH:    The number of directors of the Corporation,
until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, shall be five. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland. The names of the persons who shall act as directors of the Corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

         William J. Ruane
         Richard T. Cunniff
         Francis P. Matthews
         C. William Neuhauser
         Robert L. Swiggett

         SEVENTH: The following provisions are inserted for the management of business and for the conduct of the affairs of the Corporation and for creating, defining, and regulating the powers of the Corporation, its directors and stockholders and are in furtherance of and not in limitation of powers conferred upon the Corporation by statute:

         (a) The Board of Directors shall have the management and control of the property, business and affairs of the Corporation, and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without


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limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

              (1)  to make, alter or repeal, or to
    adopt new, by-laws of the Corporation, except as otherwise provided in a by-law adopted by the stockholders;

              (2)  to issue and sell, from time to
    time, shares of Common Stock of the Corporation in such amounts and on such terms and conditions, and for such amount and kind of consideration (cash or otherwise) as said Board shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the net asset value per share of Common Stock outstanding at such time computed in accordance with Article
    NINTH hereof;

              (3)  from time to time to set apart out
    of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interests of the Corporation;
    and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

              (4)  from time to time to determine to
    what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the state of Maryland, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation.

         (b) Subject to the provisions of the laws of the State of Maryland, the books, records and accounts of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated by the Board of Directors or in the by-laws.



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         (c)  Elections of directors need not be by written
ballot unless the by-laws so provide.

         (d)  Except to the extent prohibited by the
Investment Company Act of 1940, as from time to time in effect, or rules, regulations or orders thereunder of the Securities and Exchange Commission or any successor thereto, no contract or other transaction between the Corporation and any other corporation, partnership, individual or other entity and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the entire Board of Directors and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors even if the number of disinterested directors constitutes less than a quorum or
(ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

         (e) Specifically and without limitation of the foregoing paragraph (d) but subject to the exception therein prescribed, the Corporation may enter into a management or advisory contract and other contracts, including brokerage, distribution or principal underwriting and custodian contracts, and may otherwise do business (including brokerage business), with the firm of Ruane, Cunniff & Co., Inc., and any subsidiary or affiliate of such firm or the stockholders, directors, officers and employees thereof, notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of said firm and/or its subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of said firm and/or its subsidiaries or affiliates, and in the absence of fraud the Corporation and such firm and/or its subsidiaries or affiliates, may deal freely with one and other, and neither such management or advisory contract or brokerage, distribution or principal underwriting or custodian contract nor any other contract or transaction between the Corporation and such firm and/or its subsidiaries or affiliates shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contract or transaction; provided that nothing herein


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shall protect any director or officer of the Corporation
against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

         EIGHTH:   To the maximum extent permitted by the
Maryland General Corporation Law as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

         NINTH:    For the purposes of the computation of
net asset value as referred to in these Articles of Incorporation, the following rules shall apply:

         (a) The net asset value of each share of Common Stock of the Corporation for the purpose of the issue or sale of such Common Stock at its net asset value shall be determined as of the close of business of the New York Stock Exchange on the date on which the subscription for such Common Stock is accepted, provided such subscription is accepted prior to such close of business; if such subscription is accepted after such close of business or if such date of acceptance is a day on which the New York Stock Exchange is not open for unrestricted trading, the net asset value shall be determined as of the close of business of said Exchange on the first business day thereafter on which subscriptions for Common Stock are accepted by the Corporation and on which said Exchange is open for unrestricted trading.

         (b) The net asset value of each share of Common Stock of the Corporation purchased by the Corporation or surrendered to the Corporation for redemption pursuant to paragraph (b) or (c), respectively, of Article FIFTH hereof shall be determined as of the close of business of the New York Stock Exchange on the date on which such Common Stock is so purchased or surrendered, provided such share is received by the Corporation prior to such close of business; if such share is received by the Corporation after such close of business or on a day on which the New York Stock Exchange is not open for unrestricted trading, the net asset value shall be determined as of the close of business of said Exchange on the first business day on which said



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Exchange is open for unrestricted trading next succeeding
such date of receipt.

         (c) The net asset value of each share of Common Stock of the Corporation as of the close of business of the New York Stock Exchange on any day shall be the quotient obtained by dividing the value as at such close, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of Common Stock outstanding at such close, all determined and computed as provided in the Corporation's by-laws.

         TENTH:    The Corporation may issue, sell, redeem,
repurchase, and otherwise deal in and with shares of its capital stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by the Board of Directors or in the by-laws.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of incorporation or in any amendment hereto, in the manner now or hereafter prescribed by the laws of the State of Maryland, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the General
Corporation Law of the State of Maryland and does hereby acknowledge that said adoption and signing are his act.


                                      /s/ Barry Fink
                                          Barry Fink



Dated: March 17, 1980





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69900020.AW0